As filed with the Securities and Exchange Commission on September 26, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nano Dimension Ltd.

(Exact Name of Registrant as Specified in its Charter)

State of Israel	3577	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2 Ilan Ramon

Ness Ziona, 7403635

Israel

+972-073-7509142

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Zysman, Aharoni, Gayer &

Sullivan & Worcester LLP

1633 Broadway

New York, NY 10019

Tel: 212.660.3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Oded Har-Even, Esq. Howard E. Berkenblit, Esq. Shy Baranov, Esq.	Joseph Shem-Tov Glusman & Co. 55 Yigal Alon St.,	Darrick M. Mix, Esq. Jonathan S. Cohen, Esq. Duane Morris LLP
Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: (212) 660-5000	Ashdar 2000 Building 1st Fl., Tel-Aviv, Israel 6789115 Tel: +972.3.691.8686	30 S 17th Street Philadelphia, Pennsylvania 19103 Tel: 215.979.1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒   333-213372

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee

Ordinary Shares, par value NIS 0.1 per share, represented by American Depositary Shares(3)	$1,178,750	$119

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. The registrant previously registered an aggregate of $12,650,000 of its securities on a Registration Statement on Form F-1 (File No. 333-213372) declared effective by the Securities and Exchange Commission on September 26, 2016. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, an additional amount of securities having a proposed maximum aggregate offering price of $1,178,750 is hereby registered.

(2) Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividends, or similar transactions.

(3) American Depositary Shares, or ADSs, issuable upon deposit of ordinary shares registered hereby are registered under a separate registration statement on Form F-6 (Registration No. 333- 204797). Each ADS represents five (5) ordinary shares.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) and General Instruction V of Form F-1. The contents of the Registration Statement on Form F-1, as amended (File No. 333-213372), including the exhibits thereto, filed by Nano Dimension Ltd. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on September 26, 2016, are incorporated by reference into this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ness Ziona, State of Israel on September 26, 2016.

NANO DIMENSION LTD.

By:	/s/ Amit Dror
Name: Amit Dror
Title: Chief Executive Officer (Principal Executive Officer)

By:	/s/ Yael Sandler
Name: Yael Sandler
Title: Vice President of Finance (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on September 26, 2016 in the capacities indicated.

Signature	Title	Date

/s/ Amit Dror	Chief Executive Officer	September 26, 2016
Amit Dror	(Principal Executive Officer) and Director

/s/ Yael Sandler	Vice President of Finance	September 26, 2016
Yael Sandler	(Principal Financial and Accounting Officer)

*	Director, Chairman of the Board of Directors	September 26, 2016
Itschak Shrem

*	Director	September 26, 2016
Simon Anthony-Fried

*	Director	September 26, 2016
Ofir Baharav

*	Director	September 26, 2016
Irit Ben-Ami

*	Director	September 26, 2016
Dagi Shahar Ben-Noon

*	Director	September 26, 2016
Sharon Fima

*	Director	September 26, 2016
Roni Kleinfeld

*	Director	September 26, 2016
Abraham Nahmias

*	Director	September 26, 2016
Zvi Yemini

*	Director	September 26, 2016
Yoel Yogev

*	Director	September 26, 2016
Eli Yoresh

*By:	/s/ Amit Dror
Amit Dror
Attorney-in-fact

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Signature of authorized representative in the United States

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, Zysman, Aharoni, Gayer & Sullivan & Worcester LLP, the duly authorized representative in the United States of Nano Dimension Ltd., has signed this registration statement on September 26, 2016.

By:	/s/ ZYSMAN, AHARONI, GAYER AND SULLIVAN & WORCESTER LLP

Index of Exhibits

Exhibit Number	Exhibit Description
5.1	Opinion of Glusman & Co. (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form F-1, as amended (File No. 333-213372), initially filed by the Registrant on August 29, 2016 and declared effective by the Securities and Exchange Commission on September 26, 2016).
23.1	Consent of Somekh Chaikin, (Member Firm of KPMG International).
23.2	Consent of Glusman & Co (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1, as amended (File No. 333-213372), initially filed by the Registrant on August 29, 2016 and declared effective by the Securities and Exchange Commission on September 26, 2016).

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